UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2013, Consolidated-Tomoka Land Co. (the “Company”) entered into the Second Amendment to the Credit Agreement by and among the Company, as Borrower, the subsidiaries of the Company party thereto, as Guarantors, the financial institutions party thereto, as Lenders, and Bank of Montreal, as Administrative Agent (the “Second Amendment”)  further amending that certain Credit Agreement dated February 27, 2012, by and among the same parties (as previously amended, the “Credit Agreement”).

The Second Amendment, among other things, amends the Credit Agreement as follows:

•	Expanding the Company’s borrowing capacity up to $125.0 million under the optional accordion feature;

•
Lowering the interest rate for indebtedness outstanding to a rate ranging from LIBOR plus 150 basis points up to LIBOR plus 225 basis points, with the spread over LIBOR based on a ratio of the Company’s total indebtedness to total asset value; and

•	Extending the maturity date to March 31, 2016, subject to a one-year extension at the option of the Company.

The foregoing does not constitute a complete summary of the terms and conditions of, and the descriptions contained herein are qualified in their entirety by reference to, the Second Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and  the Credit Agreement, previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED-TOMOKA LAND CO.

Date: April 3, 2013                                                                By: /s/ Mark E. Patten
Mark E. Patten
Senior Vice President and Chief Financial Officer